Exhibit 99.1

DarkPulse, Inc. Signs Teaming Agreement with Sursafe LLC to act as the Company’s Safety Support and Quality Assurance Auditors

NEW YORK, New York –June 28, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced it has signed a teaming agreement with Sursafe LLC to act as the Company’s safety support and quality assurance auditor.

SurSafe has an unwavering commitment to an incident free workplace for the benefit of employees, customers, and community. They assist in developing a safety culture that establishes results by maintaining a safe and healthy project for all employees, committing resources to protect and support safety efforts, assisting employees to take responsibility and ownership for safety every day.

Providing reliable and qualified safety professionals on any type of project is a process that requires a complete understanding of safety culture. With SurSafe's AQP®, Sursafe ensures employees not only meet the specified credentials required, but that they also possess the personal skills necessary to be a team player, coach, and example setter.

“Sursafe is now an integral part of DarkPulse’s safety programs to ensure an incident free workplace by providing training and personnel to create a culture of safety for the Company’s critical infrastructure/ key resources projects,” stated DarkPulse Chairman and CEO Dennis O’Leary. “Providing a safe workplace in highly dynamic construction projects is the most important factor to ensure successful project completion while maintaining the health and safety of our team.”

About SurSafe LLC

Utilizing the site specific safety plan SurSafe Management System, SMS1® is integrated with Primavera P6 or MS Project to ensure identification of all hazards applicable to the project. Considerations for probability, frequency, and gravity are analyzed to determine potential consequences. Historical data is reviewed along with a cultural analysis to outline acceptable safety mitigation. Special training, equipment, and/or certifications are identified and documented up front to ensure no delays are experienced due to lack of preparation for specialized circumstances.

In utilizing SurSafe Management System, SMS1®, SurSafe’s clients have realized zero delays in the construction process and over one million hours worked incident free.

For more information, visit www.SurSafeLLC.com

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

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Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

ir@DarkPulse.com

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